___________________________
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D. C. 20549
                           __________
                            FORM T-1

                    STATEMENT OF ELIGIBILITY
     UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE
              ELIGIBILITY OF A TRUSTEE PURSUANT TO
                      SECTION 305 (b) (2)_

                           ___________

                IBJ SCHRODER BANK & TRUST COMPANY
        (Exact name of trustee as specified in its charter)

     New York                                   13-5375195
(State of Incorporation                         (I.R.S. employer
if not a U.S. national bank)                    identification No.)

One State Street, New York, New York                    10004
(Address of principal executive offices)              (Zip code)


                   Max Volmar,  Vice President
                IBJ Schroder Bank & Trust Company
                        One State Street
                    New York, New York 10004
                         (212) 858-2000
    (Name, Address and Telephone Number of Agent for Service)

                    RIO HOTEL & CASINO, INC.
       (Exact name of obligor as specified in its charter)

        Nevada                                     95-3671082
(State or jurisdiction of                       (I.R.S. employer
incorporation or organization)                  identification No.)


3700 West Flamingo Road
Las Vegas, Nevada                                       89103
(Address of principal executive office)               (Zip code)

                           ___________

           10 5/8% SENIOR SUBORDINATED NOTES DUE 2005
                 (Title of Indenture Securities)

                  _____________________________

Item 1.   General information

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department
               Two Rector Street
               New York, New York

               Federal Deposit Insurance Corporation
               Washington, D.C.

               Federal Reserve Bank of New York Second District
               33 Liberty Street
               New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

                    Yes


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.


Item 3.   Voting securities of the trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                      As of August 21, 1995


             Col. A                               Col. B
         Title of class                     Amount Outstanding


                         Not Applicable

Item 4.   Trusteeships under other indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture

                              Not Applicable

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                              Not Applicable


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                              Not Applicable


Item 6. Voting securities of the trustee owned by the obligor or its officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              As of August 21, 1995



   Col A            Col. B             Col. C                 Col. D
  Name of          Title of         Amount owned         Percent of voting
   Owner            class           beneficially            securities
                                                          represented by
                                                          amount given in
                                                              Col. C


                              Not Applicable


Item 7. Voting securities of the trustee owned by underwriters or their officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                          As of August 21, 1995


   Col A            Col. B             Col. C                 Col. D
  Name of          Title of         Amount owned         Percent of voting
   Owner            class           beneficially            securities
                                                          represented by
                                                          amount given in
                                                              Col. C



                              Not Applicable



Item 8.   Securities of the obligor owned or held by the trustee

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                              As of August 21, 1995




   Col A            Col. B             Col. C                 Col. D
  Name of          Title of         Amount owned         Percent of voting
   Owner            class         beneficially or           securities
                                      held as             represented by
                                     collateral           amount given in
                                    security for              Col. C
                                   obligations in
                                      default



                              Not Applicable


Item 9. Securities of underwriters owned or held by the trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              As of August 21, 1995



   Col A            Col. B             Col. C                 Col. D
  Name of          Title of         Amount owned         Percent of voting
   Owner            class         beneficially or           securities
                                      held as             represented by
                                     collateral           amount given in
                                    security for              Col. C
                                   obligations in
                                      default


                              Not Applicable


Item 10.  Ownership or holdings by the trustee of voting
          securities of certain affiliates or securityholders    of
          the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              As of August 21, 1995



   Col A            Col. B             Col. C                 Col. D
  Name of          Title of         Amount owned         Percent of voting
   Owner            class         beneficially or           securities
                                      held as             represented by
                                     collateral           amount given in
                                    security for              Col. C
                                   obligations in
                                      default


                              Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

          If the trustee owns beneficially or holds as collateral security security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                              As of August 21, 1995


     Col. A                      Col. B                Col. C
Nature of                   Amount                     Date
Indebtedness                Outstanding                Due



                              Not Applicable

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of August 21, 1995



   Col A            Col. B             Col. C                 Col. D
  Name of          Title of         Amount owned         Percent of voting
   Owner            class         beneficially or           securities
                                      held as             represented by
                                     collateral           amount given in
                                    security for              Col. C
                                   obligations in
                                      default


                              Not Applicable


Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture.
               Explain the nature of any such default.

                              Not Applicable


          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                              Not Applicable


Item 14.  Affiliations with the Underwriters

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                              Not Applicable


Item 15.  Foreign Trustees.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                              Not Applicable


Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          *1.  A copy of the Charter of IBJ Schroder Bank & Trust
               Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File
               No. 22-18460).

          *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit
               I above).

          *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1,
               Securities and Exchange Commission File No. 22-
               19146).

          *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1,
               Securities and Exchange Commission File No. 22-
               19146).

          5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

          6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          * The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securites and Exchange Commission to which there have been no amendments or changes.


                                   NOTE

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

     Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

     Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.











                                SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of August, 1995.

                                   IBJ SCHRODER BANK & TRUST COMPANY


                                   By:  /s/MAX VOLMAR
                                        Max Volmar
                                         Vice President











                                EXHIBIT 6

                            CONSENT OF TRUSTEE




               Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by RIO HOTEL & CASINO, INC. of its 10 5/8% Senior Subordinated Notes due 2005 , we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                   IBJ SCHRODER BANK & TRUST COMPANY



                                   By:  /s/MAX VOLMAR
                                        Max Volmar
                                         Vice President







Dated:   August 21, 1995

                            EXHIBIT 7


               CONSOLIDATED REPORT OF CONDITION OF
                IBJ SCHRODER BANK & TRUST COMPANY
                      OF NEW YORK, NEW YORK
              AND FOREIGN AND DOMESTIC SUBSIDIARIES


                   REPORT AS OF JUNE 30, 1995



                                                              DOLLAR AMOUNTS
                                                               IN THOUSANDS


                             ASSETS

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin           $    21,627
    Interest-bearing balances                                    $   327,123

Securities:    Held to Maturity                                  $   169,818
               Available-for-sale                                $    32,291

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold                                           $    10,642
    Securities purchased under agreements to resell              $       -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income           $2,288,181
    LESS: Allowance for loan and lease losses          $   52,831
    LESS: Allocated transfer risk reserve              $      -0-
    Loans and leases, net of unearned income,
    allowance, and reserve                                       $ 2,235,350

Assets held in trading accounts                                  $        82

Premises and fixed assets                                        $     7,503

Other real estate owned                                          $       397

Investments in unconsolidated subsidiaries and associated
companies                                                        $       -0-

Customers' liability to this bank on acceptances outstanding     $       838

Intangible assets                                                $       -0-

Other assets                                                     $    67,176


TOTAL ASSETS                                                     $ 2,872,847


                               LIABILITIES


Deposits:
    In domestic offices                                          $   557,376
        Noninterest-bearing                            $139,729
        Interest-bearing                               $417,647

    In foreign offices, Edge and Agreement subsidiaries,
    and IBFs                                                    $    658,201
        Noninterest-bearing                            $ 13,065
        Interest-bearing                               $645,136

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased                                      $   802,700
    Securities sold under agreements to repurchase               $       -0-

Demand notes issued to the U.S. Treasury                         $    50,000

Trading Liabilities                                              $        75

Other borrowed money:
    a) With original maturity of one year or less                $   535,023
    b) With original maturity of more than one year              $     5,000

Mortgage indebtedness and obligations under capitalized leases   $       -0-

Bank's liability on acceptances executed and outstanding         $       838

Subordinated notes and debentures                                $       -0-

Other liabilities                                                $    62,226


TOTAL LIABILITIES                                                $ 2,671,439

Limited life preferred stock and related surplus                 $       -0-


                              EQUITY CAPITAL


Perpetual preferred stock                                        $       -0-

Common Stock                                                     $    29,649

Surplus                                                          $   217,008

Undivided profits and capital reserves                           $  (45,233)

Plus:    Net unrealized gains (losses) on marketable equity
securities                                                       $      (16)

Cumulative foreign currency translation adjustments              $       -0-


TOTAL EQUITY CAPITAL                                             $   201,408

TOTAL LIABILITIES AND EQUITY CAPITAL                             $ 2,872,847